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Exhibit 32.1

906 Certification

        Each of the undersigned officers of La Quinta Corporation and La Quinta Properties, Inc. (collectively, the "Company") hereby certifies, to his knowledge, that the Company's joint annual report on Form 10-K for the year ended December 31, 2003 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2004	/s/ FRANCIS W. CASH Francis W. Cash President and Chief Executive Officer
Date: March 15, 2004	/s/ DAVID L. REA David L. Rea Executive Vice President and Chief Financial Officer

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  Exhibit 32.1
906 Certification